EXHIBIT A
                                    ---------



        THIS AMENDED EXHIBIT A, dated as of December 16, 2002, is the Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of June 26, 2000 between PFPC Inc. and Hillview Investment Trust II.




                                   PORTFOLIOS
                                   ----------

                               Hillview Alpha Fund

                        Hillview International Alpha Fund

               Real Estate Management Services Leveraged REIT Fund





                                       PFPC INC.


                                       By:        /s/ Neal J. Andrews
                                                  ----------------------------
                                       Title:     Senior Vice President
                                                  ----------------------------









                                       HILLVIEW INVESTMENT TRUST II


                                       By:        /s/ David Spungen
                                                  ----------------------------
                                       Title:     President
                                                  ----------------------------